EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Geoff Teeter Caroline Pecquet	(650) 225-8171 (650) 467-7078

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES THIRD QUARTER 2007 RESULTS

— Genentech's Completion of Tanox Acquisition Reflected in Q3 Results —

SOUTH SAN FRANCISCO, Calif. – October 15, 2007 – Genentech, Inc. (NYSE: DNA) today announced financial results for the third quarter of 2007.  Key results for the third quarter of 2007 include:
  U.S. product sales of $2,155 million, an 18 percent increase over U.S. product sales of $1,830 million in the third quarter of 2006.
  Non-GAAP operating revenues of $2,905 million, a 22 percent increase over operating revenues of $2,384 million in the third quarter of 20061; GAAP operating revenues of $2,908 million, which include recognition of $3 million of deferred royalty revenue associated with the acquisition of Tanox, Inc.
  Non-GAAP net income increase of 22 percent to $778 million from $637 million in the third quarter of 20061; GAAP net income increase of 21 percent to $685 million from $568 million reported for the third quarter of 2006.
  Non-GAAP earnings per share increase of 24 percent to $0.73 per share from $0.59 per share in the third quarter of 20061; GAAP earnings per share increase of 21 percent to $0.64 per share from $0.53 per share reported for the third quarter of 2006.
Reconciliation between non-GAAP and GAAP earnings per share for the third quarters of 2007 and 2006 is provided in the following table:

	Non-GAAP Diluted EPS	Employee Stock-Based Compensation Expense	Net Charges related to Redemption, Acquisition and Special Items	In-process Research and Development Expense Related to Acquisition	Non-Cash Gain on Acquisition	Reported GAAP Diluted EPS
Q3 2007	$0.73	($0.06)	($0.03)	($0.07)	$0.07	$0.64
Q3 2006	$0.59	($0.04)	($0.02)	–	–	$0.53

The company continues to expect 28 to 32 percent growth in non-GAAP earnings per share for the full year 2007, relative to 2006, for a range of $2.85 to $2.95.1

Product Sales
Product sales for the three months ended September 30, 2007 and 2006 are provided in the following table (dollars in millions):

	Three months Ended September 30,
	2007	2006	% Change
Net U.S. product sales
Avastin®+	$597	$435	37%
Rituxan®	572	509	12
Herceptin®	320	302	6
Lucentis®	198	153	29
Xolair®	121	107	13
Tarceva®	101	100	1
Nutropin® Products	93	92	1
Thrombolytics	67	60	12
Pulmozyme®	57	50	14
Raptiva®	29	23	26
Total U.S. product sales++	2,155	1,830	18

Net product sales to collaborators	166	111	50
Total product sales++	$2,321	$1,941	20
________________________
+
Third quarter 2007 Avastin U.S. product sales results include a net recognition of approximately $5 million in previously deferred revenue in conjunction with the company’s Avastin Patient Assistance Program launched in February 2007.

++	Amounts may not sum due to rounding.

Total Costs and Expenses
Information on costs and expenses for the three months ended September 30, 2007, is provided in the accompanying tables. Key cost and expense highlights include the following:
  Cost of sales (COS), on a non-GAAP basis, increased 31 percent to $390 million, from $297 million in the third quarter of 20062. Non-GAAP COS as a percentage of product sales was 17 percent, compared to 15 percent for the third quarter of 2006. On a GAAP basis, COS increased 37 percent to $406 million, including employee stock-based compensation expense of $16 million. GAAP COS for the third quarter of 2007 was 17 percent of product sales, compared to 15 percent in the third quarter of 2006. COS for the third quarter of 2007 includes approximately $53 million in charges related to the termination of a contract manufacturing agreement.
  Research and development (R&D) expenses, on a non-GAAP basis, increased 38 percent to $578 million, from $419 million in the third quarter of 20062. Non-GAAP R&D expenses as a percentage of operating revenues were 20 percent, compared to 18 percent for the third quarter of 2006. On a GAAP basis, R&D expenses increased 35 percent to $615 million, including employee stock-based compensation expense of $37 million, from $454 million in the third quarter of 2006. GAAP R&D expenses for the third quarter of 2007 were 21 percent of operating revenues, compared to 19 percent in the third quarter of 2006.
  Marketing, general and administrative (MG&A) expenses, on a non-GAAP basis, increased 8 percent to $497 million, from $460 million in the third quarter of 20062. Non-GAAP MG&A expenses as a percentage of operating revenues were 17 percent, compared to 19 percent in the third quarter of 2006. On a GAAP basis, MG&A expenses increased 8 percent to $541 million, including employee stock-based compensation expense of $44 million, from $501 million in the third quarter of 2006. GAAP MG&A expenses for the third quarter of 2007 were 19 percent of operating revenues, compared to 21 percent in the third quarter of 2006.
  GAAP results included a one-time in-process research and development (IPR&D) charge of $77 million, or $0.07 per share, for acquired IPR&D projects and technologies associated with the acquisition of Tanox, Inc., which was completed on August 2, 2007. GAAP results also reflected a gain of $0.07 per share (after tax) related to the acquisition of Tanox, resulting from the application of fair value measurement principles required in the accounting for the acquisition of a company with which a prior business relationship existed. 3
Clinical Development
Genentech announced that in the third quarter of 2007 it resubmitted the supplemental Biologic License Application for Avastin® (bevacizumab) with chemotherapy in first-line metastatic breast cancer based on data from the E2100 trial. The U.S. Food and Drug Administration (FDA) notified the company that the Oncologic Drugs Advisory Committee (ODAC) meeting would occur in December 2007 and the FDA action date is February 23, 2008.

Genentech also announced that enrollment was completed in the Phase III first-line HER2-negative metastatic breast cancer study RIBBON-1 evaluating physicians’ choice of chemotherapy with Avastin, the Phase III study of Rituxan® (rituximab) in second-line relapsed chronic lymphocytic leukemia, and the Phase II study of topical VEGF (telbermin) as a treatment for diabetic foot ulcers. Additionally, Genentech initiated enrollment in a Phase III combination study of Rituxan and Avastin in first-line diffuse large B-cell lymphoma, a Phase II combination study of Avastin and sunitinib malate in renal cell carcinoma, and a Phase I study of the anti-cMET molecule MetMab in patients with solid tumor malignancies.

Webcast:
Genentech will be offering a live webcast of a discussion by Genentech management of the earnings and other business results on Monday, October 15, 2007, at 2:15 p.m. Pacific Time (PT). The live webcast may be accessed on Genentech's website at http://www.gene.com. This webcast will be available via the website until 5:00 p.m. PT on November 5, 2007. A telephonic audio replay of the webcast will be available beginning at 5:15 p.m. PT on October 15, 2007 through 5:15 p.m. PT on October 22, 2007. Access numbers for this replay are: 1-800-642-1687 (U.S./Canada) and 1-706-645-9291 (international); conference ID number is 17476409.

About Genentech:
Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. A considerable number of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes multiple biotechnology products and licenses several additional products to other companies. The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

About Genentech’s Commitment to Patient Access:
Genentech is committed to eligible patients having access to our therapies. For those eligible patients treated for approved indications in the United States who do not have insurance or who cannot afford their out-of-pocket co-pay costs, Genentech has several support programs. Since 1985, Genentech has donated free product to uninsured patients and those deemed uninsured due to payor denial through its Genentech® Access to Care Foundation (GATCF) and the Genentech Endowment for Cystic Fibrosis. In 2006 alone, GATCF supported over 14,000 patients by providing approximately $205 million of free product. Since 2005, Genentech has donated approximately $70 million to various independent public charities that provide financial assistance to eligible patients who cannot access needed medical treatment due to co-pay costs. Through its Single Point of Contact (SPOC) program, Genentech provides patients with assistance and information on a broad array of reimbursement services and support.

For information on Genentech’s latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains a forward-looking statement regarding expected growth in non-GAAP EPS for 2007. Such statement is a prediction and involves risks and uncertainties such that the actual result may differ materially. Among other factors, growth in non-GAAP EPS could be affected by unexpected safety, efficacy or manufacturing issues, additional time requirements for BLA preparation or decision making, need for additional data or clinical studies, FDA actions or delays, the failure to obtain or maintain FDA approval, changes in dosing or duration of product use, competition, pricing, reimbursement, intellectual property or contract rights, the ability to supply product, product withdrawals, new product approvals and launches, product sales, contract revenues and royalties, cost of sales, R&D or MG&A expenses, stock-based compensation expense, unanticipated expenses such as litigation or legal settlement expenses or equity securities write-downs, fluctuations in tax and interest rates, and changes in accounting or tax laws or the interpretation of such laws.  Please also refer to Genentech's periodic reports filed with the Securities and Exchange Commission.  Genentech disclaims, and does not undertake, any obligation to update or revise the forward-looking statement in this press release.

________________________
1
Genentech's non-GAAP operating revenues exclude recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc.  Genentech’s non-GAAP net income and non-GAAP earnings per share exclude the after-tax impact of certain items associated with the acquisition of Tanox, Inc., including in-process research and development expenses (a non-recurring expense in the third quarter of 2007), recurring recognition of deferred royalty revenue, recurring amortization of intangible assets, and a gain pursuant to Emerging Issues Task Force (EITF) issue no. 04-1 (a non-recurring gain in the third quarter of 2007).  Non-GAAP net income and non-GAAP earnings per share also exclude recurring charges related to the 1999 redemption of Genentech's stock by Roche Holdings, Inc., litigation-related special items, and employee stock-based compensation expense. The differences in non-GAAP and GAAP numbers, including expected 2007 earnings per share, are reconciled in the accompanying tables and on http://www.gene.com.

2
Genentech's non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense associated with Genentech's adoption of FAS 123R on January 1, 2006. Stock-based compensation expense was recognized in COS for the first time in the first quarter of 2007 as the company capitalized employee stock-based compensation into inventory produced in 2006 and began to sell those products in 2007. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables and on http://www.gene.com.

3
Pursuant to purchase accounting guidance, estimates associated with the valuation of the assets and liabilities from the acquisition of Tanox, Inc. may change if actual results materially differ from initial estimates.

###

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Revenues:
Product sales	$2,321	$1,941	$7,094	$5,395
Royalties	524	364	1,427	966
Contract revenue	63	79	234	208
Total operating revenues	2,908	2,384	8,755	6,569

Costs and expenses:
Cost of sales (includes employee stock-based compensation expense: three months–2007–$16; 2006–$0; nine months–2007–$49; 2006–$0)	406	297	1,227	843
Research and development (includes employee stock-based compensation expense: three months–2007–$37; 2006–$35; nine months–2007–$114; 2006–$101)	615	454	1,828	1,218
Marketing, general and administrative (includes employee stock-based compensation expense: three months–2007–$44; 2006–$41; nine months–2007–$137; 2006–$124)	541	501	1,564	1,414
Collaboration profit sharing	276	250	805	735
In-process research and development(1)	77	-	77	-
Gain on acquisition(1)	(121)	-	(121)	-
Recurring charges related to redemption and acquisition	38	26	90	79
Special items: litigation-related	14	13	41	40
Total costs and expenses	1,846	1,541	5,511	4,329

Operating income	1,062	843	3,244	2,240

Other income (expense):
Interest and other income, net(2)	84	74	233	249
Interest expense	(18)	(19)	(53)	(56)
Total other income, net	66	55	180	193

Income before taxes	1,128	898	3,424	2,433
Income tax provision	443	330	1,286	914
Net income	$685	$568	$2,138	$1,519

Earnings per share:
Basic	$0.65	$0.54	$2.03	$1.44
Diluted	$0.64	$0.53	$2.00	$1.41

Weighted average shares used to compute earnings per share:
Basic	1,053	1,053	1,053	1,053
Diluted	1,069	1,072	1,070	1,074
________________________
(1)	Represents one-time items related to our acquisition of Tanox, Inc. in the third quarter of 2007.
(2)
“Interest and other income, net” includes interest income, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology equity securities.  For further detail, refer to our web site at www.gene.com.

GENENTECH, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
GAAP net income	$685	$568	$2,138	$1,519
Royalty revenue(1)	(3)	-	(3)	-
Employee stock-based compensation expense under FAS 123R(2) included in the following operating expenses:
Cost of sales	16	-	49	-
Research and development	37	35	114	101
Marketing, general and administrative	44	41	137	124
In-process research and development(3)	77	-	77	-
Gain on acquisition(3)	(121)	-	(121)	-
Recurring charges related to redemption and acquisition(4)	38	26	90	79
Special items: litigation-related(5)	14	13	41	40
Income tax effect(6)	(9)	(46)	(117)	(132)
Non-GAAP net income	$778	$637	$2,405	$1,731

Non-GAAP earnings per share:
Diluted	$0.73	$0.59	$2.25	$1.61

Non-GAAP weighted average shares used to compute earnings per share(7):
Diluted	1,067	1,072	1,069	1,074
________________________
(1)	Represents recognition of deferred royalty revenue in the third quarter of 2007.
(2)
Represents employee stock-based compensation expense associated with FAS 123R.  No employee stock-based compensation expense was recognized in GAAP-reported cost of sales in any period ending prior to January 1, 2007.

(3)	Represents one-time items related to our acquisition of Tanox, Inc. in the third quarter of 2007.
(4)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc. in the third quarter of 2007.
(5)	Includes accrued interest and bond costs in the third quarters and first nine months of 2007 and 2006 related to the City of Hope trial judgment.
(6)
Reflects the income tax effects of excluding employee stock-based compensation expense under FAS 123R, recurring charges related to the redemption of our common stock, litigation-related special items and items related to our acquisition of Tanox, Inc.

(7)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

Reconciliation of 2007 GAAP and Non-GAAP EPS Estimates
Our 2007 non-GAAP EPS estimate excludes the effects of:  (i) recurring amortization charges related to the 1999 redemption of our common stock by Roche Holdings, Inc., which are estimated to be approximately $104 million on a pretax basis in 2007, (ii) litigation-related special items for accrued interest and associated bond costs on the City of Hope judgment which are currently estimated to be approximately $54 million on a pretax basis in 2007, (iii) income tax effect of $63 million on recurring charges related to the redemption of our common stock and litigation-related special items, (iv) employee stock-based compensation expense, which we expect the net of tax diluted EPS impact to be in the range of $0.23 to $0.25 per share for 2007, and (v) items related to our acquisition of Tanox, Inc., including a one-time in-process research and development charge of $77 million, amortization of intangible assets in the amount of $28 million on a pretax basis in 2007, recognition of deferred royalty revenue of approximately $6 million on a pretax basis in 2007, a one-time gain on acquisition of $121 million on a pretax basis in 2007, and the income tax effect on these items of $40 million. Our 2007 GAAP EPS would include the items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in or adoption of accounting principles, all of which may be significant.

The statements regarding the amounts relating to the 1999 Roche redemption of our common stock, amortization of intangible assets and recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc., litigation-related special items and employee stock-based compensation expense are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially.  The amounts identified above could be affected by a number of factors, including a re-valuation of certain intangible assets, greater than expected litigation-related costs, the number of options granted to employees, our stock price and certain valuation assumptions concerning our stock.  We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements.

GENENTECH, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(In millions)
(Unaudited)

	September 30,	December 31,
	2007	2006
Selected consolidated balance sheet data:
Cash, cash equivalents and short-term investments	$2,920	$2,493
Accounts receivable – product sales, net	1,012	965
Accounts receivable – royalties, net	716	453
Accounts receivable – other, net	185	248
Inventories	1,425	1,178
Long-term marketable debt and equity securities	1,952	1,832
Property, plant and equipment, net	4,758	4,173
Goodwill	1,574	1,315
Other intangible assets	1,208	476
Other long-term assets	1,281	1,342
Total assets	17,444	14,842
Total current liabilities(1)	2,056	2,010
Long-term debt(2)	2,346	2,204
Total liabilities	5,812	5,364
Total stockholders’ equity	11,632	9,478

	Nine Months Ended September 30,
	2007	2006
Selected consolidated cash flow data:
Capital expenditures(2)	$692	$888

Total GAAP(3) depreciation and amortization expense	345	298
Less: redemption and acquisition related amortization expense(4)	(90)	(79)
Non-GAAP depreciation and amortization expense	$255	$219

(1)	Certain reclassifications have been made at December 31, 2006 to conform to the September 30, 2007 presentation.
(2)
Capital expenditures exclude approximately $156 million at September 30, 2007 and $158 million at September 30, 2006 in capitalized costs related to our accounting for construction projects for which we are considered to be the owner during the construction period.  We have recognized related amounts as a construction financing obligation in long-term debt.  The balances in long-term debt related to the construction financing obligation are $350 million at September 30, 2007 and $216 million at December 31, 2006.

(3)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or "GAAP").
(4)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc. in the third quarter of 2007.